As filed with the Securities and Exchange Commission on July 22, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	47281 Bayside Pkwy Fremont, CA 94538 (707) 774-7000	20-4645388
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
Amended and Restated 2021 Equity Incentive Plan
2011 Employee Stock Purchase Plan
(Full titles of the plans)

Badrinarayanan Kothandaraman
Chief Executive Officer
c/o Enphase Energy, Inc.
47281 Bayside Pkwy
Fremont, CA 94538
(707) 774-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John H. Sellers
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Enphase Energy, Inc. (the “Registrant”) to register an additional (i) 4,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), to be issued pursuant to the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) 2,100,000 shares of Common Stock to be issued to employees of the Registrant and certain of its subsidiaries under the 2011 Employee Stock Purchase Plan (the “2011 ESPP”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) May 14, 2012 (File No. 333-181382), March 6, 2013 (File No. 333-187057), March 24, 2014 (File No. 333-194749), March 10, 2015 (File No. 333-202630), March 9, 2016 (File No. 333-210037), March 28, 2017 (File No. 333-216986), April 2, 2018 (File No. 333-224103), March 15, 2019 (File No. 333-230314), June 8, 2020 (File No. 333-238997), February 18, 2021 (File No. 333-253228), and May 19, 2021 (File No. 333-256290), which relate to the 2021 Plan and the 2011 ESPP, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2024, filed with the Commission on February 10, 2025.
(b) The information specifically incorporated by reference in the Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A relating to the Registrant’s 2025 annual meeting of stockholders, filed with the Commission on April 4, 2025.
(c) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the Commission on April 22, 2025 and for the fiscal quarter ended June 30, 2025 filed with the Commission on July 22, 2025.
(d) The Registrant’s Current Report on Form 8-K filed with the Commission on May 20, 2025.
(e) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on March 28, 2012, (File No. 001-35480) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    EXHIBITS

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.	8-K	001-35480	3.1	4/6/2012
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.	10-Q	001-35480	3.1	8/9/2017
4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.	10-Q	001-35480	2.1	8/6/2018
4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.	8-K	001-35480	3.1	5/27/2020
4.5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.	S-8	333-256290	4.5	5/19/2021
4.6	Amended and Restated Bylaws of Enphase Energy, Inc.	8-K	001-35480	3.1	4/8/2022
4.7	Specimen Common Stock Certificate of Enphase Energy, Inc.	10-K	001-35480	4.1	2/10/2025
4.8	Indenture, dated March 1, 2021, between Enphase Energy, Inc. and U.S. Bank National Association.	8-K	001-35480	4.1	3/1/2021
4.9	Indenture, dated March 1, 2021, between Enphase Energy, Inc. and U.S. Bank National Association.	8-K	001-35480	4.2	3/1/2021
5.1	Opinion of Cooley LLP.					X
99.1	Amended and Restated 2021 Equity Incentive Plan and forms of agreement thereunder.	10-Q	001-35480	10.1	7/22/2025
99.2	2011 Employee Stock Purchase Plan, as amended.	DEF 14A	001-35480	Appendix A	3/31/2017
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (including in signature page of this Registration Statement).					X
107	Calculation of Filing Fee					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 22nd day of July, 2025.

ENPHASE ENERGY, INC.

By:	/s/ BADRINARAYANAN KOTHANDARAMAN
Badrinarayanan Kothandaraman
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Badrinarayanan Kothandaraman and Mandy Yang, jointly and severally, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BADRINARAYANAN KOTHANDARAMAN	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2025
Badrinarayanan Kothandaraman

/s/ MANDY YANG	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2025
Mandy Yang

/s/ MARY ERGINSOY	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 22, 2025
Mary Erginsoy

/s/ STEVEN J. GOMO	Director	July 22, 2025
Steven J. Gomo

/s/ JAMIE HAENGGI	Director	July 22, 2025
Jamie Haenggi

/s/ BENJAMIN KORTLANG	Director	July 22, 2025
Benjamin Kortlang

/s/ JOSEPH MALCHOW	Director	July 22, 2025
Joseph Malchow

/s/ RICHARD MORA	Director	July 22, 2025
Richard Mora

/s/ THURMAN JOHN RODGERS	Director	July 22, 2025
Thurman John Rodgers